Exhibit 99.1

CommScope Completes Transformational Acquisition of

TE Connectivity’s Telecom, Enterprise and Wireless Businesses

Combination Strengthens CommScope’s Position as a Leading Communications

Infrastructure Provider with Greater Resources to Meet

Growing Demand for Network Bandwidth

Transaction Expected to be Significantly Accretive to CommScope’s Adjusted EPS and

Exceed $150 Million in Annual Synergies in 2018

HICKORY, NC, August 28, 2015 – CommScope Holding Company, Inc. (NASDAQ: COMM) has completed its previously announced acquisition of TE Connectivity’s (NYSE: TEL) Telecom, Enterprise and Wireless businesses, a leader in fiber optic connectivity for wireline and wireless networks.

The all-cash transaction, valued at approximately $3 billion, strengthens CommScope’s position as a leading communications infrastructure provider with deeper resources to meet the world’s growing demand for network bandwidth. This transaction creates a stronger company with greater innovation, employee talent and overall capabilities to serve customers in four major areas:

•	Indoor and outdoor wireless networks;
•	Data centers and central offices;
•	Connected and efficient buildings; and
•	Access and backhaul networks.

“We are excited to move forward as one company positioned for continued success,” said Eddie Edwards, CommScope president and chief executive officer. “Together, we look to accelerate industry innovation, solve more wired and wireless network challenges, and better serve customers in more markets around the world. By uniting our complementary solutions, technologies and geographic and market coverage, we have created a stronger platform for competing successfully around the world.

“With this acquisition, we will have significant new opportunities for future sales growth and cost efficiencies to strengthen CommScope’s financial foundation. The addition of the TE businesses is expected to immediately contribute to our profitable growth.”

As previously announced, CommScope expects to realize more than $150 million in annual synergies in 2018, which includes more than $50 million in 2016. CommScope expects to drive synergies across all areas of the company, including sales, marketing, general and administration, operations, and research and development. The transaction is expected to be in excess of 20 percent accretive in 2016 on a pro forma basis, excluding purchase accounting charges, integration costs and other special items.

The new CommScope has approximately 25,000 employees, with a more significant presence in all major geographic regions. Pro forma net sales (for the 12-month period ended June 30, 2015) were approximately $5.3 billion and pro forma adjusted EBITDA (excluding anticipated synergies) was approximately $1 billion. The company now holds a portfolio of approximately 9,800 patents and patent applications, with research and development investment of more than $200 million a year.

For the near term, the newly-acquired TE Connectivity Broadband Network Solutions (BNS) businesses will be operated as one of CommScope’s business segments, alongside of the existing CommScope segments of Wireless, Enterprise and Broadband. David Redfern will continue in his current role as leader of the BNS team, reporting to CommScope Chief Operating Officer Randy Crenshaw.

“I welcome our new team members from TE Connectivity and look forward to continuing to work closely with all employees at CommScope to ensure we continue to deliver superior technology, solutions and services to our customers and partners,” Edwards said.

The closing of the transaction follows the consummation of contemplated financing, regulatory approvals and other customary closing conditions.

Advisors

Allen & Company LLC, J.P. Morgan Securities LLC, BofA Merrill Lynch, Wells Fargo Securities and Deutsche Bank are serving as financial advisors to CommScope. Alston & Bird LLP, Latham & Watkins LLP, Baker & McKenzie and Jones Day are serving as legal advisors to CommScope.

About CommScope

CommScope (NASDAQ: COMM) helps companies around the world design, build and manage their wired and wireless networks. Our network infrastructure solutions help customers increase bandwidth; maximize existing capacity; improve network performance and availability; increase energy efficiency; and simplify technology migration. You will find our solutions in the largest buildings, venues and outdoor spaces; in data centers and buildings of all shapes, sizes and complexity; at wireless cell sites and in cable headends; and in airports, trains, and tunnels. Vital networks around the world run on CommScope solutions.

Investor Contact:

Phil Armstrong, CommScope

+1 828-323-4848

Jennifer Crawford, CommScope

+1 828-323-4970

Media Contact:

Rick Aspan, CommScope

+1 708-236-6568

publicrelations@commscope.com

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning CommScope, the acquisition by CommScope of the Telecom, Enterprise and Wireless businesses of TE Connectivity (the “BNS Business”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of CommScope as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the control of CommScope. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include the risk that the BNS Business will not be integrated successfully into CommScope or that CommScope will not realize estimated cost savings, synergies and growth or that such benefits may take longer to realize than expected; failure by CommScope to realize anticipated benefits of the acquisition; risks relating to unanticipated costs of integration; risks from relying on TE Connectivity for various critical transaction services for an extended period; reductions in customer spending and/or a slowdown in customer payments; failure to manage potential conflicts of interest between or among customers; unanticipated changes relating to competitive factors in the telecommunications industry; ability to hire and retain key personnel; the potential impact of consummation of the acquisition on relationships with third parties, including customers, employees and competitors; ability to attract new customers and retain existing customers in the manner anticipated; changes in legislation or governmental regulations affecting CommScope and the BNS Business; international, national or local economic, social or political conditions that could adversely affect CommScope, the BNS Business or their customers; risks associated with assumptions made in connection with the critical accounting estimates, including segment presentation, and legal proceedings of CommScope and/or the BNS Business; and the international operations of CommScope and/or the BNS Business, which are subject to the risks of currency fluctuations and foreign exchange controls. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of CommScope and/or the BNS Business, including those described in each of CommScope’s and TE Connectivity’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the parties do not assume any obligation to update these forward-looking statements.

Source: CommScope